UBIQUITI NETWORKS REPORTS PRELIMINARY FOURTH QUARTER FISCAL 2017 FINANCIAL RESULTS
 ~ Achieves Record Revenue and Eighth Consecutive Quarter of Revenue Growth ~
 ~ Provides Revenue Outlook for Fiscal 2018 of $1.0 billion - $1.15 billion ~
~The Company to Host Investor Update Meeting on September 26, 2017~

New York, NY – August 3, 2017 - Ubiquiti Networks, Inc. (NASDAQ: UBNT) (“Ubiquiti” or the “Company”) today announced results for its fourth quarter fiscal 2017 ended June 30, 2017.

Fourth Quarter Fiscal 2017 Financial Summary

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Record quarterly revenues of $228.6 million, increasing 23% year-over-year
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GAAP gross profit of $103.2 million, representing 45.1% of revenues
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GAAP net income of $60.7 million and non-GAAP net income of $61.0 million
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GAAP diluted EPS of $0.74 and non-GAAP diluted EPS of $0.75

Fourth Quarter Financial Highlights

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Revenues increased 23% year-over-year and 4.7% sequentially, primarily driven by continued strong demand for new product offerings across the Company’s product lines.

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Enterprise Technology revenues increased 49% year-over-year, primarily driven by continued adoption of the Company’s UniFi product family of access points, switches, gateways and IP cameras.

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Service Provider Technology revenues increased 5% year-over-year and 10% sequentially, primarily driven by the Company’s airMAX AC and airMAX AC Gen 2 product lines.

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GAAP gross margin of 45.1%, reflecting the success of our newer product offerings. We generally introduce new products at an aggressive price to capture market share and experience margin expansion over time as we reduce costs while maintaining our selling price. Recent revenue growth has been primarily driven by new product offerings and, accordingly, gross margins have decreased slightly on a sequential basis and declined 3.2% on a year-over-year basis.

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Research and Development expenses increased to $21.6 million, primarily driven by an increase of approximately $4 million in non-recurring engineering (NRE) payments.

Recent Product Highlights

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Provided GPS synchronization functionality for the airMAX AC product family, available with only a simple firmware upgrade.

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Released significant updates to the UniFi ecosystem, including new hotspot analytics, high density WLAN improvements, increased scalability and an integrated RADIUS server for our security gateways.

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Introduced the UFiber GPON platform, enabling internet service providers to quickly build high-speed fiber networks for many users and over long distances.

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Introduced PrismStation AC base station radios and airPrism sector antennas, enabling the next stage of high-performance, high-density airMAX networks throughout the world.

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Continued the roll-out of the AmpliFi product family into retail stores, including Best Buy, Sam’s Club, GameStop and international retailers.

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Added new features to the AmpliFi product family, including increased parental controls, remote access, wired ethernet backhaul, support for multiple languages and other features.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F4Q17	F3Q17	F4Q16
Revenues	228.6	218.4	185.7
Service Provider Technology	114.7	104.7	109.0
Enterprise Technology	114.0	113.6	76.7
Gross profit	103.2	99.1	89.8
Gross Profit (%)	45.1%	45.4%	48.3%
Total operating expenses	31.5	25.7	24.1
Income from operations	71.7	73.4	65.6
GAAP Net Income	60.7	64.4	57.7
GAAP EPS (diluted)	0.74	0.77	0.69
Non-GAAP Net Income	61.0	64.6	58.2
Non-GAAP EPS (diluted)	0.75	0.78	0.69

Balance Sheet Highlights
Total cash and cash equivalents as of June 30, 2017 were $604.2 million, compared with $533.9 million as of March 31, 2017, representing an increase of over 13%. The Company held $546.8 million of cash and cash equivalents in accounts of the Company’s subsidiaries outside of the United States. The Company repurchased $2.5 million of common stock during the quarter, representing 50,000 shares at an average price of $49.55 per share.

This quarter the Company experienced an increase in days sales outstanding in accounts receivable ("DSO") to 55 days, compared with 52 days in the prior quarter. DSO’s have increased over time and we expect this increase to continue as the mix of the Company’s distributors evolves toward larger volumes of products moving through large distributors who qualify for credit terms. Enabling these distributors to purchase higher volumes of products on credit terms allows them to shorten the cash conversion cycle and has helped enable Ubiquiti to significantly expand its market share while maintaining a conservative customer credit profile.

Ubiquiti has invested in inventory to reduce lead times, meet increasing demand and support the commensurate growth of the Company’s customers. The Company is committed to optimizing inventory to correspond with end-market demand. Finished goods inventory at the end of the quarter increased $11.0 million to $133.8 million, primarily driven by increased inventory of our newer products. The Company expects to hold 8 to 12 weeks of previously introduced product inventory in warehouses going forward, in addition to new product inventory and selected raw materials.

Outlook
Based on recent business trends, the Company believes the demand environment in its end markets supports the following forecast for the Company's first quarter fiscal 2018 ending September 30, 2017:

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Revenues of $230-$250 million;
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GAAP diluted EPS of $0.80-$0.90;
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Gross margins are expected to remain consistent on a sequential basis; and
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An effective tax rate of 13%.

For the full year fiscal ending June 30, 2018, the Company expects to generate revenues of $1.0 - $1.15 billion and diluted earnings per share of $3.70 - $4.30 driven by growth in the Enterprise Technology and Service Provider Technology segments.

Investor Update Meeting Scheduled for September 26, 2017
The Company’s Chairman, Chief Executive Officer, and Founder, Robert Pera, will host an Investor Update on September 26th at 12:30 p.m. Eastern Time. The meeting will include an Investor Relations update from Laura Kiernan, and a question and answer session. The meeting will be video webcast live and will remain on the Company’s website following the event. Additional details on the event will be provided at a later date.

Conference Call Information
Ubiquiti Networks will host a Q&A-only call to discuss the Company’s financial results at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today. Management’s prepared remarks can be found on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com/results.cfm.

To listen to the Q&A call via telephone, dial 1-877-291-1296 (U.S. toll-free) or 1-720-259-9209 (International) Conference ID: 54990409. Participants should dial in at least 10 minutes prior to the start of the call. Investors may also listen to a live webcast of the Q&A conference call by visiting the Investor Relations section of the Ubiquiti Networks website at http://ir.ubnt.com.

A recording of the Q&A call will be available approximately two hours after the call concludes and will be accessible on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

About Ubiquiti Networks
Ubiquiti Networks, Inc. (Nasdaq: UBNT) eliminates barriers to connectivity for under-networked enterprises, communities and consumers with its leading-edge platforms that connect hundreds of millions of people throughout the world.  With over 60 million devices sold worldwide, through a network of over 100 distributors, to customers in more than 180 countries and territories, Ubiquiti has maintained an industry-leading financial profile by leveraging a unique business model to develop products that combine innovative technology with disruptive price-to-performance characteristics.  Our growth is supported by the Ubiquiti Community, a global grass-roots community of 4 million entrepreneurial operators and systems integrators who engage in thousands of forums.  For more information, join our community at http://www.ubnt.com.

Ubiquiti, Ubiquiti Networks, the U logo, UBNT, airMAX, airFiber, mFi, EdgeMAX, UniFi, AmpliFi and UFiber are registered trademarks or trademarks of Ubiquiti Networks, Inc. in the United States and other countries.

Investor Relations Contact
Laura Kiernan
SVP Investor Relations
Ubiquiti Networks, Inc.
laura.kiernan@ubnt.com
Ph. 1-914-598-7733

Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding our expectations for our financial results for the first fiscal quarter of 2018 and full fiscal year 2018 and statements regarding expectations related to our cash position, expenses, DSO, number of distributors and resellers, shipments, the roll-out of our consumer retail channel, the introduction of new consumer products, Gross Margins, R&D, SG&A, tax rates, inventory turns, growth opportunities, demand and long term global environment for our products, new products, and financial performance estimates including revenues and GAAP diluted EPS for the Company's first fiscal quarter of 2018 and full fiscal year 2018, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2016, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com .

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks, Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2017	2016	2017	2016 (1)
Revenues	$228,616	$185,676	$865,268	$666,395
Cost of revenues	125,437	95,919	469,560	341,600
Gross profit	103,179	89,757	395,708	324,795
Operating expenses:
Research and development	21,614	14,955	69,094	57,765
Sales, general and administrative	9,915	9,156	36,853	33,269
Business e-mail compromise ("BEC") fraud (recovery)	—	—	—	(8,294)
Total operating expenses	31,529	24,111	105,947	82,740
Income from operations	71,650	65,646	289,761	242,055
Interest expense and other, net	(1,430)	(838)	(4,737)	(2,115)
Income before provision for income taxes	70,220	64,808	285,024	239,940
Provision for income taxes	9,542	7,102	27,518	26,324
Net income and comprehensive income	$60,678	$57,706	$257,506	$213,616
Net income per share of common stock:
Basic	$0.76	$0.70	$3.16	$2.53
Diluted	$0.74	$0.69	$3.09	$2.49
Weighted average shares used in computing net income per share of common stock:
Basic	80,272	82,494	81,478	84,402
Diluted	81,906	83,836	83,252	85,784

(1)
Derived from audited consolidated statements as of and for the year ended June 30, 2016.

Ubiquiti Networks, Inc.
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)
(Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2017	2016	2017	2016
Net income and comprehensive income	$60,678	$57,706	$257,506	$213,616
Stock-based compensation:
Cost of revenues	51	107	264	448
Research and development	499	526	1,861	2,296
Sales, general and administrative	142	220	661	975
Business e-mail compromise ("BEC") fraud (recovery)	—	—	—	(8,294)
Excess tax benefits resulting from the adoption of ASU 2016-09 Stock Compensation	(80)	—	(7,939)	—
Implementation of overhead capitalization	—	(8)	—	(1,221)
Tax effect of non-GAAP adjustments	(277)	(341)	(1,114)	(1,342)
Non-GAAP net income	$61,013	$58,210	$251,239	$206,478
Non-GAAP diluted EPS	$0.75	$0.69	$3.04	$2.41
Shares outstanding (Diluted)	81,906	83,836	83,252	85,784
Share adjustment (ASU 2016-09 Adoption)	(622)	—	(672)	—
Weighted-average shares used in non-GAAP diluted EPS	81,284	83,836	82,580	85,784

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock based compensation expense, Business e-mail compromise ("BEC") fraud (recovery), the adoption of ASU 2016-09 Improvements to Employee Share-Based Payments Accounting, implementation of overhead capitalization and the tax effects of these non-GAAP adjustments. Reconciliations of the adjustments to GAAP results for the three and twelve month periods ended June 30, 2017 and 2016 are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" after the tables below.

Ubiquiti Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)
	June 30,
	2017	2016 (1)
Assets
Current assets:
Cash and cash equivalents	$604,198	$551,031
Accounts receivable, net	138,875	82,790
Inventories	142,048	57,113
Vendor deposits	54,082	30,255
Prepaid income taxes	2,419	299
Prepaid expenses and other current assets	9,026	6,896
Total current assets	950,648	728,384
Property and equipment, net	12,916	12,953
Long-term deferred tax assets	5,133	4,195
Other long–term assets	2,328	1,576
Total assets	$971,025	$747,108
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$49,009	$51,510
Income taxes payable	1,707	1,488
Debt - short-term	14,743	10,993
Other current liabilities	31,344	26,672
Total current liabilities	96,803	90,663
Long-term taxes payable	28,023	23,202
Debt - long-term	241,821	191,564
Deferred revenues - long-term	2,615	1,303
Total liabilities	369,262	306,732
Stockholders’ equity:
Common stock	80	82
Additional paid- in capital	525	—
Retained earnings	601,158	440,294
Total stockholders’ equity	601,763	440,376
Total liabilities and stockholders’ equity	$971,025	$747,108

(1)
Derived from audited consolidated statements as of and for the year ended June 30, 2016.

Ubiquiti Networks, Inc.
Revenues by Product Type
(In thousands)
(Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2017	2016	2017	2016
Service Provider Technology	$114,662	$109,004	$455,598	$418,346
Enterprise Technology	113,954	76,672	409,670	248,049
Total revenues	$228,616	$185,676	$865,268	$666,395

Ubiquiti Networks, Inc.
Revenues by Geographical Area
(In thousands)
(Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2017	2016	2017	2016
North America	$84,088	$71,087	$331,435	$239,526
South America	34,271	23,925	105,511	85,036
Europe, the Middle East and Africa	87,937	69,658	334,473	264,404
Asia Pacific	22,320	21,006	93,849	77,429
Total revenues	$228,616	$185,676	$865,268	$666,395

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses and gains/losses.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

●
Stock-based compensation expense
●
Business e-mail compromise ("BEC") fraud (recovery)
●
Adoption of ASU 2016-09 Improvements to Employee Share-Base Payment Accounting
●
Implementation of overhead capitalization
●
Tax effect of non-GAAP adjustments, applying the principles of ASC 740

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.